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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 3, 2005


                          FRANKLIN CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                     811-05103               13-3419202
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)

                 100 Wilshire Boulevard, 15th Floor, Suite 1500
                         Santa Monica, California 90401
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (310) 752-1416


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01      Entry into a Material Definitive Agreement

On February 3, 2005, Franklin Capital Corporation ("Franklin") entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with SurgiCount Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Franklin (the "Merger Sub"), SurgiCount Medical, Inc., a California corporation ("SurgiCount"), and Brian Stewart and Dr. William Stewart, the holders of 100% of the outstanding capital stock of SurgiCount (collectively, the "Shareholders") and certain related agreements. Pursuant to the Merger Agreement, upon the satisfaction of certain customary closing conditions, the Merger Sub will merge with and into SurgiCount, with SurgiCount continuing as the surviving corporation and as a wholly owned subsidiary of Franklin (the "Merger").

The consideration payable to the Shareholders at the effective time of the Merger consists of $340,000 in cash and 200,000 shares of Franklin's common stock (the "Common Stock"). In addition, in the event that, prior to the fifth anniversary of the closing of the Merger, the cumulative gross revenues of SurgiCount exceed $500,000, the Shareholders will be entitled to receive an additional 16,667 shares (for a total of 216,667 shares) of Common Stock. Likewise, in the event that, prior to the fifth anniversary of the closing of the Merger, the cumulative gross revenues of SurgiCount exceed $1,000,000, the Shareholders will be entitled to receive an additional 16,667 shares (for a total of 233,334 shares) of Common Stock.

To secure certain rights to indemnification from the Shareholders based on breaches or inaccuracies of the representations and warranties made by the Shareholders in connection with the Merger, 10,000 of the shares of Common Stock otherwise issuable to the Shareholders at the effective time of the Merger will be held in escrow for a period of six months following the closing of the Merger.

A copy of the Merger Agreement is filed as Exhibit 2.1 to this current report on Form 8-K.

In connection with the Merger Agreement, Franklin and the Shareholders have also entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which Franklin has agreed to register for resale with the Securities and Exchange Commission 90% of the 200,000 shares of Common Stock to be issued to the Shareholders at the effective time of the Merger and, if applicable, 100% of the 33,334 shares of Common Stock to be issued to the Shareholders based on the cumulative gross revenues of SurgiCount following the closing of the Merger.

A copy of the Registration Rights Agreement is filed as Exhibit 10.1 to this current report on Form 8-K.


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Item 7.01      Regulation FD Disclosure

On February 4, 2005, Franklin issued a press release announcing that it had entered into the Merger Agreement. A copy of that press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.


Item 9.01      Financial Statements and Exhibits.


(c)     Exhibits.

        2.1 Agreement and Plan of Merger and Reorganization, dated as of February 3, 2005, by and among Franklin Capital Corporation, SurgiCount Acquisition Corp., SurgiCount Medical, Inc., Brian Stewart and Dr. William Stewart

        10.1 Registration Rights Agreement, dated as of February 3, 2005, by and among Franklin Capital Corporation, Brian Stewart and Dr. William Stewart

        99.1    Press release issued on February 4, 2005


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FRANKLIN CAPITAL CORPORATION


                                    By:   /s/ Milton "Todd" Ault III
                                        ----------------------------------------
                                          Milton "Todd" Ault III
                                          Chairman and Chief Executive Officer


Date:   February 9, 2005



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                                Index to Exhibits
                                -----------------

(c)     Exhibits.

        2.1 Agreement and Plan of Merger and Reorganization, dated as of February 3, 2005, by and among Franklin Capital Corporation, SurgiCount Acquisition Corp., SurgiCount Medical, Inc., Brian Stewart and Dr. William Stewart

        10.1 Registration Rights Agreement, dated as of February 3, 2005, by and among Franklin Capital Corporation, Brian Stewart and Dr. William Stewart

        99.1    Press release issued on February 4, 2005